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                                                                    Exhibit 10.4

                               RESEARCH AGREEMENT

This agreement is entered into the 2nd day of June, 2006, by and between NanoDynamics, Inc., a corporation with principal offices in Buffalo, New York ("SPONSOR"), and CLARKSON UNIVERSITY, a New York not-for-profit education corporation with principal offices in Potsdam, New York ("CLARKSON").

It is mutually agreed that SPONSOR will provide research support to CLARKSON for, and CLARKSON will exert its commercially reasonable efforts in performing, a research program in accordance with the following:

1.   SCOPE OF WORK

     CLARKSON will utilize its commercially reasonable efforts to provide certain inventions and intellectual property associated therewith pertaining to (i) The design of thin film reactors and similar systems useful for process intensification (ii) the process of operating and using such reactors and systems to synthesize complex organic and inorganic molecules, and (iii) unique compositions of matter resulting from such process.

2.   PERIOD OF PERFORMANCE

     The term of this Agreement shall be from June 2, 2005 through June 1, 2007, (the "Contract Period") unless terminated as hereinafter provided. The term may be extended upon mutual agreement of the parties.

3.   COSTS

     A. Sponsor shall provide research support to Clarkson for the Research Program at a fixed amount of $70,000 for the Contract Period, according to the Research Program budget set forth on Attachment A. The Principal Investigator may re-budget funds as needed to best accomplish the research; provided, however, that in no event shall SPONSOR be obligated to contribute additional funds in support of the Research Program absent its further written agreement to do so.

     B.   CLARKSON will submit invoices to SPONSOR on the following date(s):
          (check one)

                    [ ] Annually    On __________

                    [ ] Quarterly   On __________

                    [X] Monthly     On __________

                    [ ] Other       On __________

     C.   All invoices shall be sent to the following address:

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               NanoDynamics, Inc.
               Attn: Anthony DeSimone, VP/CAO
               901 Fuhrmann Blvd.
               Buffalo, NY 14203

     D. CLARKSON shall maintain complete and accurate accounting records to substantiate charges hereunder. The SPONSOR shall have reasonable access to such records for purposes of audit and verification of such charges during the term of this Agreement and for a period of one year after its completion. Such audit and verification activities shall be conducted upon prior written notice at a mutually agreeable time during normal business hours and in a manner calculated to avoid disruption of CLARKSON's operations.

     E. The agreed upon payment represents all direct and indirect costs associated with conducting the Research Program that are to be charged to SPONSOR, including all overhead and infrastructure costs. CLARKSON agrees not to utilize any additional external source of financial support for any part of the Research Program.

4.   RESEARCH PROGRAM

     A. CLARKSON will use commercially reasonable efforts to conduct the Research Program described in Attachment A under the direction of Dr. Roshan Jachuck (the "Principal Investigator").

     B. SPONSOR understands that CLARKSON's primary mission is education and advancement of knowledge and that the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator. CLARKSON does not guarantee specific results.

     C. SPONSOR understands that CLARKSON may from time to time be involved in similar research on behalf of itself and others. CLARKSON shall be free to initiate and/or continue such research provided that it does not cover essentially the same if scope of the Research Program described in Attachment A while this Agreement is in effect, and SPONSOR shall not gain any rights via this Agreement to other research.

     D. CLARKSON does not guarantee that any patent rights will result from the Research Program, that the scope of any patent rights relating to the Research Program will cover SPONSOR's commercial interest, or that any patent rights will be free of dominance by other patents, including those based on inventions made by other inventors employed by CLARKSON.


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

5.   TECHNICAL REPORTS

     Progress reports shall be provided by CLARKSON to SPONSOR quarterly during the contract period and a final report shall be submitted within ninety
     (90) days after the end of the contract period.

6.   CONFIDENTIAL INFORMATION

     A. "Confidential Information" shall mean that information: (1) disclosed to CLARKSON by SPONSOR in connection with, and during the term of, this Agreement; and (2) which relates to SPONSOR's past, present and future research, development and business activities; and (3) which has been identified in writing to CLARKSON at the time of disclosure as the confidential information of SPONSOR. The term Confidential Information shall not mean any information which is known to CLARKSON prior to receipt from SPONSOR, or, without breach of this Agreement, is publicly disclosed by a third party without (to CLARKSON's knowledge) an obligation of confidence either prior or subsequent to receipt by CLARKSON.

     B. For a period of (5) years from the effective date of this Agreement, CLARKSON agrees to hold all SPONSOR Confidential Information in confidence and, except as otherwise provided in this Agreement, not to use such Confidential Information other than for the benefit of SPONSOR. Except as may be authorized by SPONSOR in writing or as required by law or legal process, for such period of time, CLARKSON agrees not to disclose any Confidential information, by publication or otherwise, to any person other than those persons whose services CLARKSON requires and who have a need to know the Confidential Information for purposes of carrying out the terms of this Agreement, and who are obligated to comply with the provisions of this Section 6.

     C. CLARKSON shall not be responsible for disclosure of Confidential Information by employees of CLARKSON after termination of their employment if CLARKSON takes reasonable steps to prevent such Confidential Information disclosure violations.

     D. In the event of a loss of any items containing Confidential Information, CLARKSON shall promptly notify SPONSOR in writing.

     E. CLARKSON retains the right to refuse to accept any purportedly Confidential Information which it does not consider to be essential to performance of research pursuant to this Agreement, or which it believes to be improperly designated as such.

7.   PUBLICATION


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

     A. Notwithstanding Section 6, the investigators, students, and CLARKSON personnel engaged in the Research Program shall be permitted to present at symposia and national or regional professional meetings, and to publish in journals of their own choosing or otherwise, accounts of the results of such research, provided that SPONSOR shall have been furnished a copy of the proposed publication or presentation prior to submission and shall not have objected to the presentation or publication within thirty (30) days after receipt of such copy. Delays beyond thirty (30) days will be permitted only for the purpose of applying for any appropriate Intellectual property protection. The investigator, student(s) and CLARKSON personnel shall cooperate in all reasonable respects in making revisions to any proposed disclosures if considered by SPONSOR to be in conflict with a patent position intended or being asserted or maintained by SPONSOR. However, in no event may SPONSOR delay publication or presentation beyond six months after a copy has been furnished to SPONSOR as described above.

     B. Limitations on publications and presentations, identified in A above, shall not limit the discussion of pertinent portions of the Research Program with co-workers on CLARKSON's campus in performing the Research Program, nor shall they prohibit student(s) from presenting theses in fulfillment of requirements for advanced degrees.

8.   INTELLECTUAL PROPERTY RIGHTS

     A. SPONSOR INVENTIONS. Rights to inventions, improvements, and discoveries, whether or not patentable, conceived or fixed in a tangible medium under any Research Project Initiative solely or substantially by the employees/agents of SPONSOR shall belong to SPONSOR ("SPONSOR Invention"). SPONSOR Invention(s) shall not be subject to the terms and conditions of this Agreement.

     B. CLARKSON INVENTIONS. Rights to inventions, improvements, and discoveries, whether or not patentable, conceived or fixed in a tangible medium under any Research Project Initiative solely or substantially by the employees/agents of CLARKSON shall belong to CLARKSON (hereafter "CLARKSON Invention"). SPONSOR shall be notified of any such invention promptly after an invention disclosure is received by CLARKSON. In consideration of SPONSOR's sponsorship, CLARKSON hereby grants to SPONSOR a non-exclusive, transferable, irrevocable, world-wide, royalty-free license to use such CLARKSON inventions in all fields of use. Pursuant to Section 8.D, SPONSOR will be provided a first right to negotiate an exclusive license in all fields of use under any CLARKSON Invention with royalty arrangements and contractual terms to be negotiated as early as possible.


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

     C. JOINT INVENTIONS. Rights to inventions, improvements, and discoveries, whether or not patentable, conceived or fixed in a tangible medium under any Research Project Initiative jointly by one or more SPONSOR employees/agents and one or more employees and/or agents of CLARKSON, shall belong to SPONSOR and CLARKSON jointly ("Joint Invention"). Both SPONSOR and CLARKSON have the right to make, have made, reproduce, use, sell, and offer to sell Joint Inventions in consultation with the other party. In the event, SPONSOR requests exclusive ownership or use of the Joint Invention in all fields of use, CLARKSON and SPONSOR will promptly enter into negotiations for an EXCLUSIVE license agreement for SPONSOR in all fields of use with mutually agreeable royalty arrangements and contractual terms.

     D. LICENSING. CLARKSON grants SPONSOR the first option to negotiate, in good faith, an EXCLUSIVE royalty-bearing license in all fields of use to make, have made, reproduce, use, sell, and offer to sell all CLARKSON Inventions and all Joint Inventions made in the course of work under this Agreement. In the event that SPONSOR and CLARKSON are unable to negotiate an exclusive license with SPONSOR within one hundred twenty (120) days from the date CLARKSON provides SPONSOR with notification of the invention, then CLARKSON will be free to enter into NON-EXCLUSIVE licenses with any one or more third parties.

     E. GOVERNMENT RIGHTS. Notwithstanding the contents of Sections 8.A through 8.D above, SPONSOR and CLARKSON each recognize and acknowledge that federally-funded sponsored research is predisposed to, and conditioned upon, compliance with certain intellectual property rights as will be addressed in the federally-funded sponsored program instrument (e.g. grant, cooperative agreement, contract). SPONSOR and CLARKSON each agree to comply with the legal and regulatory requirements of any such federally-funded sponsored Research Program.

     F. NO LICENSE. Except as expressly provided in this Agreement, including any Addenda, no license, express nor implied, shall inure to the benefit of either SPONSOR or CLARKSON under any patents, copyrights, trademarks or service marks now owned by either of them or as a result of a patent being granted to one of them for inventions made exclusively by its employees/agents, or for copyrights vested in one of them due to works of original authorship by its employees/agents.

     G. PATENT COSTS. Without limiting CLARKSON's ownership rights as described Section 8.B., SPONSOR shall pay all costs associated with CLARKSON obtaining and maintaining patent protection for CLARKSON Intellectual Property. Provided, however, if SPONSOR decides that it is not appropriate to apply for patent protection for CLARKSON Intellectual Property, SPONSOR shall have no obligation to pay for such costs and in such event the rights granted under Section 8.B


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

          to SPONSOR by CLARKSON in respect to such Intellectual Property shall automatically lapse.

9.   PUBLICITY

     Notwithstanding any other provisions of this Agreement, SPONSOR will not use the name, service marks or trademarks of CLARKSON, or of any CLARKSON staff or students, in any publicity without the prior written approval of CLARKSON. CLARKSON will not use the name, service marks or trademarks of SPONSOR, or of any employee of SPONSOR, in any publicity without the prior written approval of SPONSOR.

10.  CLARKSON'S OBLIGATIONS-EMPLOYEES/OTHER

     A. CLARKSON will have an appropriate agreement with each of its employees or others whose services CLARKSON may require, sufficient to enable CLARKSON to comply with all the terms of this Agreement.

     B. Personnel provided by CLARKSON are employees of CLARKSON and will not for any purpose be considered employees or agents of SPONSOR.

     C. The parties shall be independent contractors and not joint venturers, principal and agent, or any other similar relationship. Neither party shall have, or hold itself out as having, the power or authority to bind or create liability for the other by its negligent or intentional act or omission.

11.  EQUIPMENT

     Title to all equipment purchased for the Research Program shall vest with CLARKSON at the time of purchase unless otherwise specified herein.

12.  WARRANTIES

     CLARKSON represents and warrants that CLARKSON is under no obligation or restriction, nor will CLARKSON assume any such obligation or restriction, which would in any way materially interfere or be inconsistent with, or present a conflict of interest concerning, the services to be furnished by CLARKSON under this Agreement.

     CLARKSON and SPONSOR each represent and warrant to the other party that they have full power and authority to enter into this Agreement and carry out the transactions contemplated by this Agreement and that all necessary corporate action has been duly taken in this regard.

13.  ASSIGNMENT AND DELEGATION

     No right or interest in this Agreement shall be assigned by CLARKSON without the written permission of SPONSOR and any purported assignment is void. No


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

     delegation of the services or other obligations owed by CLARKSON to SPONSOR, whether set forth in Section 1 or elsewhere in this Agreement, shall be made without SPONSOR's prior written permission.

14.  TERMINATION/SURVIVAL

     A.   Either CLARKSON or SPONSOR may terminate this Agreement upon thirty
          (30) days' written notice to the other without necessity of demonstrating cause. In the event of such termination, the parties shall negotiate an equitable settlement based on actual expenses plus any non-cancelable commitments incurred by CLARKSON through the effective date of termination, less any sums paid by SPONSOR. In no event shall the settlement exceed the sum due under Section 3.

     B. Either party may terminate this Agreement upon 10 days' prior written notice of a material breach by the other party, unless the breaching party cures the breach to the reasonable satisfaction of the non-breaching party within such 10 day period.

     C. Subject to CLARKSON's rights under Section 8, in the event of termination of this Agreement pursuant to Section 14.A., termination of this Agreement pursuant to Section 14.B. due to breach by CLARKSON, or expiration of this Agreement, CLARKSON shall turn over to SPONSOR all work product of the services rendered under this Agreement, in its "as is" condition at the effective date of the termination or expiration of this Agreement, CLARKSON shall also return to SPONSOR all drawings, blueprints, descriptions, papers, or documents which contain SPONSOR's Confidential Information.

     D. The rights and obligations of the parties under Sections 6, 7, 8, 9 and 15 shall survive any cancellation, expiration or termination of this Agreement.

15.  WARRANTY AND LIABILITY DISCLAIMERS

     A. SPONSOR ACKNOWLEDGES THAT NEITHER CLARKSON NOR ANY OF ITS TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES MAKES ANY WARRANTIES (INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR TITLE), EXPRESS OR IMPLIED, CONCERNING THE RESULTS OF THE RESEARCH PROGRAM (INCLUDING WITHOUT LIMITATION ANY INVENTIONS). ALL WARRANTIES MADE OR TO BE MADE IN CONNECTION WITH THE RESULTS OF THE RESEARCH PROGRAM OR ANY INVENTIONS SHALL BE MADE SOLELY BY SPONSOR, AND NONE OF SUCH WARRANTIES SHALL DIRECTLY, OR INDIRECTLY BY


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          IMPLICATION, OBLIGATE IN ANY WAY CLARKSON OR ANY OF CLARKSON'S
          TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES.

     B. Neither CLARKSON nor any of its trustees, officers, employees, agents, or representatives will be liable for any direct, indirect, consequential or other damages suffered by SPONSOR or any other party as a result of SPONSOR's use of the results of the Research Program.

16.  INDEMNIFICATION

     SPONSOR shall defend with competent counsel, indemnify, and hold harmless CLARKSON and its trustees, officers, employees, agents and representatives from and against any and all claims, demands, actions, suits and proceedings (whether civil, criminal or administrative), and all liability, loss, expense (including reasonable attorneys' fees), costs or damages, relating directly or indirectly to or arising out of the use of the results of the Research Program by or for the benefit of SPONSOR or any of its licensees, successors, assignees, or ultimate end-users.

17.  INSURANCE

     A. Beginning at the commencement of the Research Program, SPONSOR shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $1,000,000.00 per incident and $2,000,000.00 annual aggregate, and SPONSOR shall have CLARKSON, its trustees, officers, employees, agents, and representatives named as additional insureds. Such commercial general liability insurance shall provide (I) product liability coverage; (ii) broad form contractual liability coverage for SPONSOR's indemnification obligations under this Agreement; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required shall not be construed to create a limit of SPONSOR's liability with respect to its indemnification obligations under this Agreement.

     B. SPONSOR shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement if the policy is a claims made policy during (i) the period that any subject matter developed pursuant to this Agreement is being commercially distributed or sold by or for the benefit of SPONSOR or any its licensees or assignees; and (ii) the five (5) year period immediately after such period.

     C. SPONSOR shall provide CLARKSON with written evidence of such insurance upon CLARKSON's request. SPONSOR shall arrange for CLARKSON to receive written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

18.  SOLE AGREEMENT/CHANGE


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     This Agreement, including all exhibits referenced herein, shall be the complete Agreement of the parties hereto and shall supersede all prior agreements and understandings between the parties respecting the subject matter hereof. Any changes or modifications of this Agreement must be in writing and signed by both parties.

19.  NEW YORK LAW

     This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

20.  NOTICES

     All notices and correspondence required to be given hereunder shall be in writing and, if to SPONSOR, sent to:

               Diane J. McMahon
               Corporate Counsel
               NonoDynamics, Inc.
               901 Fuhrmann Blvd.
               Buffalo, NY 14203

except as otherwise provided herein for reports and invoices, and, if to CLARKSON sent to:

               Clarkson University
               Division of Research
               101 Bertrand H. Snell Hall
               PO Box 5630
               Potsdam, NY 13699-5630
               ATTN: Gregory C. Slack, Director of Research and Technology
                     Transfer

21.  COMPLIANCE WITH LAWS

     CLARKSON and SPONSOR shall comply with, and this Agreement shall be subordinate to, all applicable federal, state and municipal laws, rules and regulations in connection with the performance of the Research Project and the disclosure and use of the results thereof.

     To the extent that the United States Government (through any of its agencies or otherwise) has funded research as part of the Research Program, the parties acknowledge that the United States Government is entitled, as a right, under the provisions of 35 U.S.C. Section 202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any of the inventions conceived or made pursuant to the Research Program for governmental purposes and any


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

     license granted to SPONSOR as a result of such inventions shall be subject to such right.

22.  WAIVER

     A failure by one of the parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the parties hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.

23.  SEVERABILITY.

     The parties agree that it is the intention of neither party to violate any public policy, statutory or common laws, and governmental or supranational regulations; that if any sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be inoperative and the remainder of the Agreement shall remain binding upon the parties.

24.  EXPORT CONTROL COMPLIANCE REQUIREMENTS.

     This agreement shall be in accordance with the Export Control Compliance regulations.

The parties have caused this Agreement to be signed in duplicate by their duly authorized representatives.

CLARKSON UNIVERSITY                     SPONSOR


By: /s/ Gregory Slack                   By: /s/ Keith A. Blakely
    ---------------------------------       ------------------------------------
Signature                               Signature

Gregory C. Slack                        Keith A. Blakely
-------------------------------------   ----------------------------------------
Director of Research and Technology     Title
Transfer

05 July 06                              07/07/06
-------------------------------------   ----------------------------------------
Date                                    Date



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
Principal Investigator


/s/ Signature
-------------------------------------
Signature

07/07/06
-------------------------------------
Date


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

                                  ATTACHMENT A
                       RESEARCH PROGRAM (INCLUDING BUDGET)

     -    Photo polymerization of acrylates using narrow channel reactor

     - Photo as well as thermal polymerization of styrene using rotating tube reactor

     -    Microwave assisted reactions in compact continuous flow reactors

     - Mass transfer characteristics of gas-liquid flow in narrow channel reactors

     -    Bio diesel production using narrow channel system.

"Jachuck will play hands on role for design, development and commissioning of the first three prototype IPSs (Intensified Process Systems). Once a standard design has been established and a commercial sale has been made Jachuck's role will shift into R&D planning, new designs of process modules, novel process design, promotion of ND Fusion's activity within the industrial as well as academic circle by means of presentation in internationally reputed conferences, exhibitions and workshops. Jachuck will also act as a solution provider for process intensification related issues as and when this is deemed to be essential."


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